Exhibit 10.1

PROMIS NEUROSCIENCES INC.

UNIT PURCHASE AGREEMENT

-i-

	3.1	Authorization	24
	3.2	Purchase Entirely for Own Account	25
	3.3	Disclosure of Information	25
	3.4	Information on Purchaser	25
	3.5	High Risk and Speculative Investment	25
	3.6	Restricted Securities	26
	3.7	General Solicitation	26
	3.8	For ERISA plans only	26
	3.9	Disqualification	26
	3.10	Legends	27
	3.11	Foreign Investors	27
	3.12	Exculpation Among Purchasers	28
	3.13	Residence and Location	28
	3.14	Compliance	28

4.	Conditions to the Purchasers’ Obligations at Closing		28

	4.1	Representations and Warranties	28
	4.2	Performance	28
	4.3	Compliance Certificate	28
	4.4	Qualifications	28
	4.5	Certain Transaction Agreements	29
	4.6	Warrant	29
	4.7	Secretary’s Certificate	29
	4.8	Proceedings and Documents	29

5.	Conditions of the Company’s Obligations at Closing		29

	5.1	Representations and Warranties	29
	5.2	Performance	29
	5.3	Qualifications	29
	5.4	Registration Rights Agreement	29
	5.5	Selling Stockholder Questionnaire	29

6.	Intentionally Omitted.		29

7.	Miscellaneous.		29

	7.1	Survival of Warranties	30
	7.2	Placement Agent Fees. .	30
	7.3	Successors and Assigns	30
	7.4	Governing Law; Dispute Resolution	30
	7.5	Counterparts	31
	7.6	Titles and Subtitles	31
	7.7	Notices	31
	7.8	Amendments and Waivers	32
	7.9	Attorneys’ Fees	32

-ii-

7.10	Severability	32
7.11	Delays or Omissions	32
7.12	Entire Agreement	32
7.13	No Commitment for Additional Financing	32
7.14	Exculpation of the Placement Agents	33

Exhibits A-1, A-2, A-3 and A-4 –Forms of Warrant, Tranche A, B and C, respectively and Form of Pre-Funded Warrant

Exhibit B – Schedule of Purchasers

Exhibit C – Disclosure Schedule

Exhibit D – Investor Questionnaire

Exhibit E – Investor Presentation

Exhibit F–  Registration Rights Agreement

Exhibit G – Selling Stockholder Questionnaire

-iii-

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) is made as of the date last provided on the signature pages hereof by and among ProMIS Neurosciences Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the “Company”), and those parties listed on the Schedule of Purchasers attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company (the “Offering”), upon the terms and conditions stated in this Agreement, an aggregate of up to U.S. $35,000,000.00 (the “Offering Amount”) of (a) Common Share Units (each, a “Common Share Unit”, collectively, the “Common Share Units”), with each Common Share Unit consisting of (i) one Common Share, without par value (a “Common Share”), (ii) one Tranche A Common Share purchase warrant in the form attached hereto as Exhibit A-1,  (iii) one Tranche B Common Share purchase warrant in the form attached hereto as Exhibit A-2 and (iv) one Tranche C Common Share purchase warrant in the form attached hereto as Exhibit A-3 (each, a “Warrant”, collectively, the “Warrants”) and, for certain investors (b) pre-funded units (the “Pre-Funded Units” and together with the Common Share Units, the “Units”), each consisting of (i) one Pre-Funded Warrant to purchase one Common Share in the form attached hereto as Exhibit A-4 (each, a “Pre-Funded Warrant”, collectively, the “Pre-Funded Warrants”, and the Common Shares issuable upon exercise of the Warrants and the Pre-Funded Warrants (the “Warrant Shares”), (ii) one Tranche A Common Share purchase warrant, (iii) one Tranche B Common Share purchase warrant and (iv) one Tranche C Common Share purchase warrant. The Units, the Common Shares, the Pre-Funded Warrants,  the Warrant Shares and the Warrants comprising the Units are collectively referred to herein as the “Securities”. The Common Share Units are being offered at a purchase price of U.S. $2.15 per Common Share Unit and the Pre-Funded Units are being offered at a purchase price of U.S. $2.14 per Pre-Funded Unit (the “Purchase Price Per Unit”). The Tranche A Common Share purchase warrants and Tranche B Common Share purchase warrants are immediately exercisable upon shareholder approval and  will have a term that expires on the earlier of (i) 18 and 30 months, respectively, or (ii) within 60 days of the announcement of 6-month or 12-month data, respectively, as detailed in the respective form of warrant. “Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market LLC (or any successor entity) from the shareholders of the Company with respect to the issuance of the Warrants and the Warrant Shares upon the exercise thereof, such approval to be sought as provided below in Section 1.2(c). Guggenheim Securities, LLC (“Guggenheim”), Ceros Financial Services, Inc. (“Ceros”) and Leede Financial Inc. (“Leede Financial”) have been engaged by the Company as its placement agents for the Offering in the United States (the “Placement Agents”).

AGREEMENTS

The parties hereby agree as follows:

1. Purchase and Sale of Units.

1.1Sale and Issuance of Units. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing, and the Company agrees to sell and issue to each Purchaser at the Closing, that number of Units, at the Purchase Price per Unit, as set forth opposite each Purchaser’s name on Exhibit B hereto.

1.2Closing; Delivery.

(a)Except as set forth in the last paragraph of Section 1.2(b) below, the purchase and sale of the Units under this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, on or before July 31, 2024, which period may be extended by mutual agreement of the Company and the Placement Agents until August 2, 2024 (the date of the Closing is hereinafter referred to as the “Closing Date”).

(b)Promptly following the Closing (and in any event, within five (5) Business Days of the Closing) the Company shall deliver to each Purchaser a certificate or direct registration system account statement (a “DRS Statement”) representing the Common Shares and certificates representing the Pre-Funded Warrants and the Warrants included in the Units being purchased by such Purchaser at the Closing against payment of the purchase price therefor, which shall be made by check or by wire transfer to the bank account set forth below:

To the extent a Purchaser makes a payment by check or wire, all payments hereunder shall be held by the Company until the earliest to occur of (a) the Closing, (b) the rejection of such proposed investment by the Company and (c) the termination of the transactions contemplated herein by the Company. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York, New York or the City of Toronto, Ontario, are authorized or required by law or executive order to close.

Certificates or DRS Statements representing the securities underlying the purchased Units (Common Share certificates or DRS Statements and Warrant certificates) shall be delivered by the Company to the Purchaser at the Closing.

(c)To the extent required under the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity), the Company shall hold an annual or special meeting of shareholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors that such proposals are approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every ninety (90) days thereafter to seek Shareholder Approval until the earlier of the date such Shareholder Approval is obtained or the Warrants are no longer outstanding. The Company shall set the record date for Shareholder Approval as soon as practicable following the Closing Date. Notwithstanding the foregoing, should the Company’s jurisdiction of incorporation permit the Company to obtain Shareholder Approval by way of written consent, the Company reserves the right to obtain Shareholder Approval in such manner so long as such Shareholder Approval is obtained within ninety (90) days following the Closing Date or in a subsequent ninety (90) day period if not obtained in the first period, until the earlier of the date such Shareholder Approval is obtained or the Warrants are no longer outstanding.

1.3Use of Proceeds. The Company intends to use the net proceeds for working capital,  including the planned Phase 1(b) study of PMN310 and general corporate purposes.

1.4Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)“Applicable IP Laws” means, with respect to a specific Intellectual Property, all applicable federal, provincial, state and local laws and regulations applicable to that Intellectual Property in the countries where rights in such Intellectual Property arise, the countries including Canada, the United States, the European Union and the jurisdictions in which the Company has registered Intellectual Property.

(b)“Applicable Laws” means all applicable federal, provincial, state and local laws and regulations of authorities having jurisdiction over the Company.

(c)“Applied for Company IP” means all Company Intellectual Property that is the subject of an application with a national intellectual property office (including the CIPO and the USPTO).

(d)“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(e) “Board” means the Board of Directors of the Company.

(f) “Canadian Securities Regulators” means, collectively, the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada where the Company is a reporting issuer.

(g)“CIPO” means the Canadian Intellectual Property Office

(h)“Code” means the United States Internal Revenue Code of 1986, as amended.

(i)“Common Share Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

(j)“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(k)“Company Intellectual Property” means the Intellectual Property owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(l)“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system operated by the SEC.

(m)“Enforceability Qualifications” means bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law.

(n)“Exempt Issuance” means the issuance of (a) Common Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of

Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) any securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 2.34 herein, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(o)“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.

(p)“FDA” means the U.S. Food and Drug Administration of the U.S. Department of Health & Human Services.

(q)“Form 10-K” means the Annual Report on Form 10-K filed with the SEC on April 1, 2024.

(r)“Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, domain names, mask works, industrial designs, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing.

(s)“Investor Presentation” means that certain Investor Presentation of the Company dated July 2024, as may be supplemented from time to time and attached as Exhibit E to this Agreement.

(t)“Key Employee” means each of Neil Warma, Daniel Geffken, Gavin Malenfant and Neil Cashman.

(u)“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge, after reasonable investigation, of any of the Company’s executive officers.

(v)“Licensed IP” means the Intellectual Property owned by any person other than the Company and to which the Company has a license which has not expired or been terminated.

(w)“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, financial condition, assets, liabilities, or prospects of the Company, or (b) the ability of the Company to consummate the transactions contemplated herein on a timely basis.

(x)“NI 51-102” means National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators.

(y)“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(z)“Purchaser” means each of the Purchasers who is a party to this Agreement as listed on Exhibit B.

(aa)“Registered Company IP” means all Company Intellectual Property that is the subject of a registration with a national intellectual property office (including the CIPO and the USPTO).

(bb)“Registration Rights Agreement” means the agreement among the Company and the Purchasers dated as of the date hereof, in the form of Exhibit F to this Agreement.

(cc)“Regulatory Authority” means the statutory or governmental bodies authorized under Applicable Laws to protect and promote public health through regulation and supervision of therapeutic drug candidates intended for use in humans, including the FDA and Health Canada and any other regulatory or governmental agency having jurisdiction over the Company or its activities.

(dd)“SEC” means the United States Securities and Exchange Commission.

(ee)“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ff)“SEDAR” means the system for electronic document analysis and retrieval operated by the Canadian Securities Administrators.

(gg)“Subsidiary” means ProMIS Neurosciences (US), Inc.

(hh)“Transaction Agreements” means this Agreement, the Registration Rights Agreement, and the Warrant.

(ii)“USPTO” means the United States Patent and Trademark Office.

(jj)“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 2.34.

2.Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

2.1Organization, Good Standing, Corporate Power and Qualification. The Company has been duly incorporated, continued or amalgamated and is validly existing under the laws of its governing jurisdiction, has all requisite power and authority and is duly qualified to carry on its business as now conducted and to own or lease its properties and assets and the Company has all requisite corporate power and authority to carry out its obligations under this Agreement, the Registration Rights Agreement, the Warrant (upon execution and delivery thereof), and any other document, filing, instrument or agreement delivered in connection with the transactions contemplated in this Agreement, and to carry out its obligations hereunder and thereunder. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2Capitalization.

(a)The authorized capital of the Company consists, immediately prior to the Closing, of:

(i)An unlimited number of Common Shares, with 18,961,116 Common Shares issued and outstanding immediately prior to the Closing. All of the outstanding Common Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all Applicable Securities Laws (as herein defined).

(ii)An unlimited number of preferred shares (the “Preferred Shares”), issuable in series, which includes 70,000,000 Series 1 Preferred Shares, none of which are issued and outstanding immediately prior to the Closing and an unlimited number of Series 2 Preferred Shares (the “Series 2 Preferred Shares”), 1,166,667 are issued and outstanding immediately prior to the Closing which are convertible into Common Shares in accordance with their terms.

(b)The Company has reserved 3,792,223 Common Shares for issuance to officers, directors, employees and consultants of the Company pursuant to its stock option plan (the “Stock Option Plan”). Said Stock Option Plan was duly adopted by the Board and approved by the Company shareholders. Of such reserved Common Shares, stock options to purchase 1,152,597 Common Shares have been granted and are currently outstanding.

(c)The Company has reserved 1,000,000 Common Shares for issuance to officers, directors, employees and consultants of the Company pursuant to its deferred share unit plan (the “DSU Plan”). Said DSU Plan was duly adopted by the Board and approved by the Company shareholders. Of such reserved Common Shares, deferred share units to purchase 1,061 Common Shares have been granted and are currently outstanding.

(d)Section 2.2(d) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Closing, which assumes: (i) the issuance of Common Shares in consideration for the Offering Amount; and (ii) the conversion of the 1,166,667 Series 2 Preferred Shares into 1,166,667 Common Shares, assuming the full Offering Amount is raised under the Offering. Except as set forth in the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any Common Shares or Preferred Shares or any securities convertible into or exchangeable for Common Shares or Preferred Shares.

(e)Other than holders of Series 2 Preferred Shares, no holder of outstanding securities of the Company or the Subsidiary will be entitled to any preemptive or any similar rights to subscribe for any of the Common Shares or other securities of the Company or the Subsidiary, and other than the Series 2 Preferred Shares, there no rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares in the capital of the Company or the Subsidiary are outstanding.

2.3Subsidiary. The Subsidiary has been duly incorporated, continued or amalgamated and is validly existing under the laws of its governing jurisdiction. Other than the Subsidiary, the Company does not, directly or indirectly, beneficially own, or exercise control or direction over, 10% or more of the outstanding voting shares of any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is the registered and beneficial holder of all of the issued and outstanding securities of the Subsidiary.

2.4Authorization. All corporate action required to be taken by the Board and the Company’s shareholders in order to authorize the Company to enter into the Transaction Agreements and to comply with its obligations pursuant to the preemptive rights discussed in Section 2.2(e) above, and to issue the Securities at the Closing has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as enforcement thereof may be limited by the Enforceability Qualifications.

2.5Valid Issuance of Securities.

(a)The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements all applicable federal, provincial, state and local laws and regulations in the United States and Canada (hereinafter “Applicable Securities Laws”) and liens or encumbrances created by or imposed by a Purchaser. The Pre-Funded Warrants and the Warrants, when issued, sold and delivered in accordance with this Agreement, will be validly issued and the Warrant Shares issuable upon exercise of the Pre-Funded Warrants and the Warrants in accordance with their terms will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, Applicable Securities Laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 and subject to the filings described in Section 2.6, the Securities will be issued in compliance with all Applicable Securities Laws.

(b)No “bad actor” disqualifying event described in Rule 506(d)(1)(i) - (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii) - (iv) or (d)(3) is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

2.6Governmental Consents and Filings. All consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws to be made by the Company that are necessary for the execution and delivery of this Agreement and the sale of the Securities, and the consummation of the transactions contemplated hereby, have been made or obtained or will be obtained prior to the Closing Date, and any post-Closing notice filings required under applicable United States federal or state securities laws and standard post-Closing filings with the Canadian Securities Regulators. The Company agrees to make timely filing of a report on Form 72-503F with the Ontario Securities Commission to report the distribution of the Common Shares, Pre-Funded Warrants and Warrants being made pursuant to this Agreement in reliance on Section 2.3 of Ontario Securities Commission Rule 72-503 Distributions Outside Canada.

2.7Litigation. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, including, for the avoidance of doubt, any Regulatory Authority, now pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary. No legal or governmental proceedings are pending to which the Company or the Subsidiary is a party or to which its property is subject which may result in a Material Adverse Effect and, to the knowledge of the Company, no such proceedings have been threatened against, or are contemplated with respect to, the Company, the Subsidiary or their respective properties. Except for ordinary course inquiries by Regulatory Authorities, no Regulatory Authority is presently alleging or asserting, or, to the Company’s knowledge, threatening to allege or assert, non-compliance with any applicable legal requirement or registration in respect of the product candidates of the Company.

2.8Intellectual Property.

(a)Except (i) with respect to Intellectual Property to which ownership is not statutorily protected; (ii) reversionary and moral rights; and (iii) for the Intellectual Property identified in Schedule 2.8(a), the Company is the sole legal and beneficial owner of, has good and marketable title to, and owns all worldwide right, title and interest in and to all Company Intellectual Property free and clear of all encumbrances, charges, covenants, conditions, options to purchase and restrictions or other adverse claims or interest of any kind or nature, and the Company has no Knowledge of any claim of adverse ownership in respect thereof.

(b)Schedule 2.8(b) contains, among other things, a true and complete list of all active (including reinstatable) applied for and registered patents and trademarks owned by the Company.

(c)To the Company’s Knowledge, no information known to be “material to patentability” (as such term is defined in section 1.56 of Title 37 - Code of Federal Regulations Patents, Trademarks, and Copyrights) has been withheld by the Company with intention to deceive the USPTO in connection with the prosecution of the U.S. patents and applications owned by the Company.

(d)To the Company’s Knowledge there is no Intellectual Property, other than the Intellectual Property which the Company owns and licenses, that is required to permit the Company to substantially carry on its present business as described on SEDAR or EDGAR, and the Company does not have Knowledge of any Intellectual Property owned by another person that is required to permit the Company to substantially carry on its business as described on SEDAR or EDGAR and to which the Company knows it cannot obtain a license.

(e)The licenses identified in Schedule 2.8(e) do not materially impede, restrict or prevent the conduct of the business of the Company as described on SEDAR or EDGAR.

(f)The Company has not received any notice or claim (whether written, oral or otherwise) challenging the Company’s ownership or right to use any of the Company Intellectual Property necessary to carry on its present business or suggesting that any other person has any claim of legal or beneficial ownership or other claim or interest with respect thereto, nor, to the Knowledge of the Company, is there a reasonable basis for any claim that any person other than the Company has any claim of legal or beneficial ownership or other claim or interest in any of the Company Intellectual Property, except for the Intellectual Property identified in Schedule 2.8(f).

(g)Active Registered Company IP is, to the knowledge of the Company, in good standing, is or is in the process of being recorded in the name of the Company and has been filed in a timely manner in the appropriate offices to preserve the rights thereto (if any). To the Knowledge of the Company, there has been no public disclosure, sale or offer for sale by the Company of any invention described in each of the Company Intellectual Property anywhere in the world that would prevent the valid issue of a registration from that Company Intellectual Property in the corresponding jurisdiction.

(h)All material prior art or other information known to the Company relating to the Company Intellectual Property has been or is in the process of being disclosed to the appropriate offices if and to the extent such disclosure is required to comply with the Applicable IP Laws in the jurisdictions where the corresponding applications are pending.

(i)To the Knowledge of the Company, all active Registered Company IP has been filed, prosecuted and obtained in accordance with the corresponding Applicable IP Laws and is currently in effect and in compliance with such Applicable IP Laws.

(j)To the Knowledge of the Company, and except for (i) provisional patent applications which were filed more than one year ago and (ii) any Intellectual Property the Company has intentionally let lapse, no Applied for Company IP or Registered Company IP has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained.

(k)To the knowledge of the Company, the conduct of the business of the Company (including the use or other exploitation of the Company Intellectual Property by the Company or other licensees) has not infringed, violated or misappropriated any Intellectual Property right of any person.

(l)To the knowledge of the Company, no person has infringed upon, misappropriated, illegally exported, or violated any of the Company’s rights in the Company IP;

(m)The Company has entered into agreements pursuant to which the Company has been granted licenses or permissions to one or more of make, use, reproduce, sub license, manufacture, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to operate the business of the Company currently conducted (including, if required, the right to incorporate such Licensed IP into the Company’s products) as described on SEDAR or EDGAR. All of the agreements granting licenses to the patents that are material to the Company’s business have not expired or been terminated, and neither the Company nor, to the knowledge of the Company, any other party is in default of its obligations under such agreements.

(n)To the extent that any of the non-publicly disclosed Company Intellectual Property is disclosed to any person or any person has access to such Company Intellectual Property (including any employee, officer, shareholder or consultant of the Company), the Company has entered into an agreement which contains customary terms and conditions with respect to the use and disclosure of such Company Intellectual Property. Where such agreements have not expired or have not been terminated, in each case in accordance with their respective terms, neither the Company nor, to the knowledge of the Company, any other person is in default of its obligations thereunder with respect to the terms and conditions relating to use and disclosure of Company Intellectual Property.

(o)The Company has taken all actions that it is contractually obligated to take and all actions that are customary and reasonable to protect the confidentiality of the Company Intellectual Property that it treats as confidential.

(p)To the Knowledge of the Company, it is not, and will not be, necessary for the Company to utilize any Intellectual Property owned by or in possession of any of its employees that was made prior to their employment with the Company in a manner that is in violation of the rights of such employee or the rights of his or her prior employers.

(q)The Company has not received any opinion from its legal counsel that any of the active Registered Company IP or Applied for Company IP is clearly, but not as a result of any prior art, invalid, unregistrable, or unenforceable in the case of Registered Company IP.

(r)The Company has not received any grant relating to research and development which is subject to repayment in whole or in part or to conversion to debt upon sale of any Common Shares or which may affect the right of ownership of the Company in the Company Intellectual Property.

(s)The Company requires each of its employees and consultants to execute a non-disclosure agreement containing customary terms and conditions for agreements of this nature, and all current employees and consultants of the Company have executed such agreement and, to the Knowledge of the Company, all past employees and consultants of the Company have executed such agreement.

(t)All of the present and past employees of the Company, and all of the present and past consultants, contractors and agents of the Company performing services relating to the conception, discovery, making or development of the Company Intellectual Property, have entered into a written agreement assigning or requiring assignment to the Company of, or confirming that the Company owns all right, title and interest in and to all such Intellectual Property and, with respect to any Company Intellectual Property in which moral rights subsist, waiving all moral rights in such Intellectual Property in favor of the Company.

(u)Any and all fees or payments required to keep the Registered Company IP and, to the Knowledge of the Company, the registered Licensed IP active have been paid, except those which the Company has decided to let lapse.

(v)There are no ongoing Intellectual Property disputes, settlement negotiations, settlement agreements or communications relating to the foregoing between the Company and any other persons relating to or potentially relating to the business of the Company which have not been resolved.

(w)Except as disclosed in the SEC Reports (as defined below) or the Schedules under this Section 2.8, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the patent applications, patents, trademarks, trademark registrations, tradenames, service marks, copyrights, trade secrets and other unpatented or unpatentable proprietary information necessary for, or used in the conduct, or the proposed conduct, of the business of the Company and its Subsidiaries taken as a whole in the manner described in the SEC Reports (collectively, “Intellectual Property”), except as such failure to own or obtain rights would not result in a Material Adverse Effect; except as disclosed in the SEC Reports or the Schedules under this Section 2.8 (w) to the Company’s knowledge, there are no third parties who have any ownership rights in or to any Intellectual Property that is owned by the Company, and, to the Company’s knowledge, no third party has any ownership right in or to any

Intellectual Property in any field of use that is exclusively licensed to the Company, other than the licensor to the Company of such Intellectual Property; (ii) the Company has not received written notice of any material infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others alleging that the Company is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the patents owned or exclusively licensed by the Company included in the Intellectual Property; (v) the Company has not received written notice of any claim of material infringement with any asserted rights of others with respect to any of the Company’s products, proposed products, processes or Intellectual Property; (vi) except as would not reasonably be expected to result in a Material Adverse Effect, the development, sale and any currently proposed use of any of the products, proposed products or processes of the Company referred to in the SEC Reports, in the current or proposed conduct of the businesses of the Company in the manner and to the extent described in the SEC Reports, do not currently, and will not upon commercialization, infringe any right or valid patent claim of any third party to the Company’s knowledge; (vii) to the Company’s Knowledge, the parties prosecuting the patents and patent applications owned or licensed to the Company or under which the Company has rights included in the Intellectual Property are complying with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “USPTO”) in connection with such applications and the Company is not aware of any facts required to be disclosed to the USPTO that were not or that will  not be disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application, or in the view of the Company could form a reasonable basis of a finding of invalidity with respect to any patents that have issued with respect to such applications; (viii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed or is not being disclosed to the U.S. Patent and Trademark Office or of which the Company is otherwise aware; (ix) the product candidates described in the SEC Reports as under development by the Company or any Subsidiary fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or any Subsidiary; and (x) to the Company’s knowledge, there is no valid patent in the U.S. or other jurisdiction which contains claims that dominate or may dominate the Intellectual Property; the description of the Intellectual Property included or incorporated by reference in the SEC Reports is accurate and complete in all material respects and presents fairly the information purported to be described therein.

2.9Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of articles of incorporation or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or other material agreement or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of U.S. or Canadian federal, state or provincial statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10Agreements; Actions.

(a)Except for the Transaction Agreements or as disclosed in the public disclosure record of the Company on SEDAR or EDGAR or as set forth in Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of U.S. $100,000 annually, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, other than generally available, off-the-shelf software, (iii) the grant of rights to develop, license, market, or sell its products or services to any other Person that limit the Company’s exclusive right to develop, license, market or sell its products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)Other than as set forth in Section 2.10(b) of the Disclosure Schedule, the Company has not since the Financial Statement Date (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of U.S. $100,000 or in excess of U.S. $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

2.11Certain Transactions. The Company does not have any loans or other indebtedness outstanding which have been made to any of its officers, directors, or employees, past or present, any known holder of more than 10% of any class of shares of the Company, or any person not dealing at arm’s length with the Company that are currently outstanding. Except as disclosed in the public disclosure record of the Company on SEDAR or EDGAR, none of the directors, officers or employees of the Company, any known holder of more than 10% of any class of shares of the Company, or any associate or affiliate of any of the foregoing persons, had or has any material interest, direct or indirect, in any transaction or any proposed transaction that was or is material to the Company or the Subsidiary.

2.12Rights of Registration and Voting Rights. Except as provided in the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to each of the premises of the Company which the Company occupies as tenant (the “Leased Premises”), the Company has the right to occupy and use such Leased Premises, and each of the leases pursuant to which the Company occupies the Leased Premises are in good standing and in full force and effect, and neither the Company nor any other party thereto is in breach of any material covenants, conditions or obligations contained therein.

2.14Financial Statements; Changes.

(a)The Company’s unaudited financial statements as of March 31, 2024 (the “Financial Statement Date”) which are included in the Quarterly Report on Form 10-Q and can be accessed via EDGAR and its audited financial statements for the fiscal years ended December 31, 2023 and December 31, 2022 are included in the Annual Report on Form 10-K and can be accessed via EDGAR (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with the generally accepted accounting principles of the United States, as in effect from time to time (“U.S. GAAP”) applied on a consistent basis throughout the periods indicated, and audited in accordance with the standards of the Public Company Accounting Oversight Board of the United States (“PCAOB”). The Financial Statements contain no misrepresentation and present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise) of the Company and the Subsidiary as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. The Financial Statements contain and reflect adequate provision or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and the Subsidiary. Except as set forth in the Financial Statements, neither the Company nor the Subsidiary has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Financial Statement Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under U.S. GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP. The Company’s auditors who audited the Financial Statements for the fiscal years ended December 2023 and 2022 and who provided their audit report thereon, are independent public accountants under Applicable Securities Laws, PCAOB independence requirements and applicable Canadian provincial accountant professional standards and there has never been a “reportable event” that is a “disagreement” (within the meaning of NI 51-102) between the Company and the Company’s auditors. The Company is in compliance with the certification requirements contained in National Instrument 52-109 — Certification of Disclosure in Issuers’ Annual and Interim Filings of the Canadian Securities Administrators with respect to the Financial Statements.

(b)Since the Financial Statement Date there has not been:

(i)any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii)any damage, destruction or loss, whether or not covered by insurance, that would individually or in the aggregate have a Material Adverse Effect;

(iii)any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iv)any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi)any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(vii)any resignation or termination of employment of any officer or Key Employee of the Company;

(viii)any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(ix)any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x)any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xi)any sale, assignment or transfer of any Company Intellectual Property;

(xii)receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xiii)to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xiv)any arrangement or commitment by the Company to do any of the things described in this Section 2.14(b).

(c)The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)transactions are executed in accordance with management’s general or specific authorization;

(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets;

(iii)access to assets is permitted only in accordance with management’s general or specific authorization; and

(iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

2.15Employee Matters.

(a)As of the date hereof, the Company employs 6 full-time employees, 1 part-time employee and engages 3 Consultants or independent contractors. Each of the Company and the Subsidiary is in material compliance with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages. For the purposes of this paragraph, “Consultant” means an individual, other than an employee, officer or director of the Company that: (i) provides on an ongoing bona fide basis, consulting, technical, managerial or like services to the Company or an Affiliate of the Company, other than services provided in relation to a “distribution” (as that term is described in the Securities Act); (ii) provides the services under a written contract between the Company or an Affiliate and the Person or the consultant company; (iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the business and affairs of the Company or an Affiliate of the Company; and (iv) has a relationship with the Company or an Affiliate that enables the Person or consultant company to be knowledgeable about the business and affairs of the Company.

(b)No work stoppage, strike, lock-out, labor disruption, dispute grievance, arbitration, proceeding or other material conflict with the employees of the Company or the Subsidiary currently exists or, to the knowledge of the Company, is imminent or pending and each of the Company and the Subsidiary is in material compliance with all provisions of all Applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours.

(c)Neither the Company nor the Subsidiary is party to any collective bargaining agreement with unionized employees. To the Knowledge of the Company, no action has been taken or is contemplated to organize or unionize any employees of the Company or the Subsidiary.

2.16Tax Returns and Payments. All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by each of the Company and the Subsidiary have been paid. All tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. Neither the Company nor the Subsidiary has received any written notice regarding examination of any tax return of the Company or the Subsidiary currently in progress and neither the Company nor the Subsidiary has knowledge of any facts that could give rise to any such examination and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by the Company or the Subsidiary.

2.17Insurance. The Company maintains insurance covering the properties, operations, personnel and businesses of the Company and the Subsidiary as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in the reasonable opinion of management of the Company to protect the Company, the Subsidiary and the business of the Company and the Subsidiary; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date; and the Company has no reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

2.18Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchasers. To the Knowledge of the Company, no employee is in violation of any agreement covered by this Section 2.18. No employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s employment agreement. Each Key Employee has executed a non-competition and non-solicitation agreement.

2.19Permits. The Company holds all of the permits, licenses and like authorizations necessary for it to carry on its business in each jurisdiction where such business is carried on that are material to the conduct of the business of the Company (as such business is currently conducted), including permits, licenses and like authorizations from Regulatory Authorities (collectively, the “Material Permits”); all such Material Permits which are so required are valid and subsisting and in good standing and none of the same contains any term, provision, condition or limitation which has or would reasonably be expected to have a Material Adverse Effect, as now carried on or proposed to be carried on, and the Company is not in breach thereof or in default with respect to filings to be effected or conditions to be fulfilled in order to maintain such Material Permits in good standing. The Company is and at all times has been in material compliance with each Material Permit held by it and is not in violation of, or in default under, any such Material Permit in any material respect.

2.20Corporate Documents. The articles and bylaws of the Company are in the form made available to the Purchasers. The copy of the minute books of the Company provided to the Purchasers contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

2.21Environmental and Safety Laws. Each of the Company and the Subsidiary (i) is in compliance with any and all Applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) has received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its business; (iii) is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the knowledge of the Company, there have been no past, and there are no pending or threatened claims, complaints, notices or requests for information received by the Company or the Subsidiary with respect to any alleged material violation of any Environmental Law; and (v) to the knowledge of the Company, no conditions exist at, on or under which, with the passage of time, or the giving of notice or both, would give rise to any material liability under any Environmental Law.

2.22Healthcare Laws. The Company: (i) is in compliance in all material respects with all applicable statutes, rules, regulations, ordinances, orders, by-laws, decrees and guidance applicable to it under any Applicable Laws relating in whole or in part to health and safety and/or the environment, any implementing regulations pursuant to any of the foregoing, and all similar or related federal, state, provincial or local healthcare statutes, regulations and directives applicable to the business of the Company, including Applicable Laws concerning fee-splitting, kickbacks, corporate practice of medicine, disclosure of ownership, related party requirements, survey, certification, licensing, civil monetary penalties, self-referrals, or Applicable Laws concerning the privacy and/or security of personal health information and breach notification requirements concerning personal health information (collectively, “Applicable Healthcare Laws”); (ii) has not received any correspondence or notice from any Regulatory Authority or any other person, and, to the Knowledge of the Company has not, received allegations alleging or asserting material non-compliance with any Applicable Healthcare Laws or any Material Permits required by any such Applicable Healthcare Laws; (iii) has not received notice of any pending or threatened claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action from any Regulatory Authority or third party alleging that any operation or activity of the Company or any of its directors, officers and/or employees is in material violation of any Applicable Healthcare Laws or Material Permits required by any such Applicable Healthcare Laws and has no knowledge or reason to believe that any such Regulatory Authority or third party is considering or would have reasonable grounds to consider any such claim, suit, proceeding, charge, hearing, enforcement, audit, inspection, investigation, arbitration or other action; and (iv) either directly has, or indirectly on its behalf has, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Healthcare Laws or Material Permits required by any such Applicable Healthcare Laws in order to keep all Material Permits in good standing, valid and in full force (except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company), and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). The Company does not have knowledge of any legislation, or proposed legislation (published by a legislative body), would have a Material Adverse Effect.

2.23Health Canada and FDA.

(a)The Company has operated and is currently in material compliance with all applicable rules, regulations and policies of Health Canada, the FDA, or any other Regulatory Authority having jurisdiction over it and its activities. The research, pre-clinical and clinical validation studies, trials and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated were and, if still pending, are being conducted in all material respects in accordance with applicable local, state and federal laws, rules and regulations, including, but not limited to, the Federal Food, Drug and Cosmetic Act and its applicable implementing regulations as well as with good clinical practice (clinical studies) and medical standard-of-care procedures including in accordance with the protocols submitted to Health Canada, the FDA or any other Regulatory Authority exercising comparable authority and the Company does not have knowledge of any other trials, studies or tests, the results of which reasonably call into question the results of such studies and tests. Each description of the results of such studies contained in the SEC Reports is accurate in all material respects and fairly presents the data derived from such studies in all material respects. The Company has not received any notices or other correspondence from such regulatory authorities or any other Regulatory Authority or any other person requiring the termination, suspension or material modification of any such research, pre-clinical and clinical validation studies, trials or other studies and tests. The Company has not failed to submit to the FDA, Health Canada or any other Regulatory Authority any necessary clinical trial application for a clinical trial it is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All such submissions and any Clinical Trial Application submission were in material compliance with Applicable Laws when submitted and no material deficiencies have been asserted by Health Canada, the FDA or any other Regulatory Authority with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has not failed to submit to the FDA any necessary Investigational New Drug Application or other report or filing required in connection with an Investigational New Drug Application for a clinical trial it is conducting or sponsoring, except where such failure would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All such submissions and any New Drug Application submission were in material compliance with Applicable Laws when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions, except any deficiencies which could not, individually or in the aggregate, have a Material Adverse Effect on the Company. If applicable, the descriptions of the results of the Company’s clinical trials described or referred to in the Offering Documents are accurate and complete in all material respects and fairly represent the published data derived from such clinical trials. The Company has not received any notices or written correspondence from any Regulatory Authority or applicable regulatory authority with respect to any clinical trial requiring the termination or suspension of such clinical trial.

(b)The Company has not received any notices of any drug-related or other treatment serious adverse event.

(c)The results of the clinical studies, tests and trials being conducted by or on behalf of the Company on SEDAR or EDGAR are accurate and complete in all material respects and, to the knowledge of the Company, there are no other trials, studies or tests, the results of which could reasonably call into question the results described or referred to on SEDAR or EDGAR; and the Company has not received any notices or other correspondence from such Regulatory Authorities or any other governmental agency or any other person requiring the termination, suspension or material modification of any research, pre-clinical and clinical validation studies or other studies and tests that are described on SEDAR or EDGAR or the results of which are referred to therein.

2.24Certain Fees. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees that may be due in connection with the transactions contemplated by the Transaction Documents.

2.25Unlawful Contributions. Neither the Company nor the Subsidiary, nor to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiary has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated any applicable anti-bribery, export control and economic sanctions laws including any provision of the Corruption of Foreign Officials Act (Canada) or the United States Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

2.26Exchange Act Registration; Stock Exchanges. The Company’s Common Shares are registered pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and are listed on the Nasdaq Capital Market (the “Nasdaq”). The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq. The Company has not received any notice that it is out of compliance with the listing or maintenance requirements of the Nasdaq and the Company is, and will continue to be, in material compliance with all such listing and maintenance requirements; and the Company has not received any notification that the SEC or the Nasdaq is contemplating terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Nasdaq. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

2.27SEC Reports and Canadian Continuous Disclosure Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the period as the Company was required by law or regulation to file such material (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except where the failure to do so would not result in a Material Adverse Effect, the Company has filed all reports, forms, statements and other documents required to be filed by the Company with the Canadian Securities Regulators required to be filed by the Company under the securities laws of each province and territory of Canada where it is a reporting issuer, including NI 51-102, for the period as the Company was required by law or regulation to file such material (the foregoing materials, including any documents incorporated by reference therein, being collectively referred to herein as the “Canadian Reports”) on a timely basis, or has received a valid extension of such time of filing and has filed any such Canadian Reports prior to the expiration of any such extension. Except where the failure to do so would not result in a Material Adverse Effect, the Canadian Reports complied in all material respects with the requirements of applicable Canadian securities laws, and none of the Canadian Reports, when filed, contained any misrepresentation within the meaning of Canadian securities laws.

2.28Public Disclosures. All information which has been prepared by the Company relating to the Company, the Subsidiary and the Company’s business, properties and liabilities that is or has been publicly disclosed on SEDAR or EDGAR, including any investor or corporate presentations posted on the Company’s website, is, as of the date hereof, true and correct in all material respects, contains no misrepresentation and no fact or facts have been omitted therefrom which would make such information misleading. No confidential material change report has been filed that remains confidential at the date hereof.

2.29Data Privacy. Each of the Company and the Subsidiary has complied in all material respects with all Applicable Laws with respect to privacy and consumer protections and has never collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by Applicable Laws with respect to privacy, whether collected directly or from third parties, in an unlawful manner. Each of the Company and the Subsidiary has taken all reasonable steps to protect Personally Identifiable Information, if any, against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

2.30Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.31OFAC; Canadian Sanctions. Neither the Company, nor, to the Knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any Canadian sanctions legislation (“Canadian Sanctions”)

and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, or any Canadian Sanctions.

2.32Disclosure. The Company has made available for Purchasers all information reasonably available to the Company that the Purchasers have requested in connection with their decision to purchase the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum.

2.33Acknowledgement of Purchaser’s Status. The Company acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Agreements and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Agreements and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Agreements has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

2.34Subsequent Equity Sales.

(a)From the date hereof until the later of (x) one hundred and eighty (180) days after Closing and (y) sixty (60) days following the Effective Date (as defined in the Registration Rights Agreement), neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than as contemplated pursuant to the Registration Rights Agreement. Notwithstanding the foregoing, at any time following the Effective Date (as defined in the Registration Rights Agreement), the Company shall be permitted to sell Common Shares provided the trading price of the Company’s Common Shares trading on the Nasdaq Capital Market exceeds a price of $4.50 per share.

(b)From the date hereof until the later of (x) one hundred and eighty (180) days after Closing and (y) sixty (60) days following the Effective Date (as defined in the Registration Rights Agreement), neither the Company nor any Subsidiary shall effect any transaction or sale of Common Shares pursuant to an effective “at-the-market” (“ATM”) program. Notwithstanding the foregoing, at any time following the Effective Date (as defined in the Registration Rights Agreement), the Company shall be permitted to sell Common Shares pursuant to its ATM Program provided the trading price of the Company’s Common Shares trading on the Nasdaq Capital Market exceeds a price of $4.50 per share.

(c)From the date hereof until one (1) year after Closing, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.  “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market” offering, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided that, following the expiration of the restrictive period set forth in Section 2.34(b) above, neither the entry into an ATM sales agreement nor the issuance of Common Shares pursuant thereto shall be considered a “Variable Rate Transaction”.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d)If Shareholder Approval has not been obtained and deemed effective as of the conclusion of the period set forth in Section 2.34(a) and/or Section 2.34(b), such sections will extend to the earlier of (1) an additional 30 months and (2) Shareholder Approval being obtained and deemed effective.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(e)Notwithstanding the foregoing, this Section 2.34 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

3.Representations, Warranties and Covenants of the Purchasers. Each Purchaser hereby represents, warrants and covenants to the Company, as applicable, severally and not jointly, that:

3.1Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by Enforceability Qualifications, or (b) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable U.S. federal, or U.S. state or Canadian provincial securities laws.

3.2Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

3.3Disclosure of Information. The Purchaser acknowledges that it has received and has had the chance to review, all the information that it has requested relating to the Company and the purchase of the Securities including, but not limited to, the Investor Presentation annexed as Exhibit E hereto. In addition to the foregoing, such Purchaser acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agents nor any Affiliate of the Placement Agents has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agents nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities and the Placement Agents and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities to such Purchaser, neither the Placement Agents nor any of its Affiliates have acted as a financial advisor or fiduciary to such Purchaser. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall limit, modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 2 hereof or the other Transaction Documents.

3.4Information on Purchaser. Such Purchaser is, and will be at the time of the exercise of the Warrants, if any, an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act and as set forth on the Investor Questionnaire in the form annexed hereto as Exhibit D (the “Investor Questionnaire”).

3.5High Risk and Speculative Investment. The Purchaser recognizes that the purchase of the Securities involves a high degree of risk including, but not limited to the following: (a) the Company is likely to require funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Purchaser may not be able to liquidate its investment; (d) transferability of the Securities is limited;

and (e) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Securities.

3.6Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are (or will when issued be) “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser also understands that the Securities have not been, and will not be, qualified for distribution by prospectus under the securities laws of any province or territory of Canada and will not be offered or sold in Canada during the course of their distribution except pursuant to a Canadian prospectus or prospectus exemption under National Instrument 45-106 Prospectus and Registration Exemptions. The Purchaser acknowledges being advised to obtain legal advice regarding compliance with any applicable securities law resale restrictions that may be applicable prior to effecting a resale of the Securities to a purchaser in Canada, the United States or elsewhere, or through an exchange or market in Canada, the United States or elsewhere.

3.7General Solicitation. The offer to sell the Securities was directly communicated to such Purchaser by the Company or the Placement Agents. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine or similar media or on the internet, or broadcast over television or radio or the internet, or presented in any seminar or meeting whose attendees have been invited by any general solicitation or general advertisement.

3.8For ERISA plans only. The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary of the Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the fiduciary of the Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

3.9Disqualification. The Purchaser represents that neither the Purchaser nor any person or entity with whom the Purchaser shares beneficial ownership of the Securities is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

3.10Legends. (a) The Purchaser understands that certificates or DRS Statements representing the Common Shares, Pre-Funded Warrants and Warrants comprising the Units, and any Warrant Shares issuable upon exercise of the Warrants (collectively, the “Securities”), may be notated with the following legend:

“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.”

(a)Such Securities may also bear any legend set forth in, or required by, the other Transaction Agreements.

(b)Such Securities may also bear any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate or DRS Statement so legended.

3.11Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, exercise, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.12Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

3.13Residence and Location. If the Purchaser is an individual, then the Purchaser resides and is located in the state identified in the address of the Purchaser set forth on Exhibit B hereto; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified is the address or addresses of the Purchaser set forth on Exhibit B hereto. Each Purchaser certifies that is it not located or resident in any province or territory of Canada.

3.14Compliance. The Purchaser is knowledgeable of or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which it is present or which applies to the offer and sale of the Units to it. The Purchaser is acquiring the Units pursuant to exemptions from prospectus or equivalent requirements under applicable securities laws. The Purchaser will not sell, transfer or dispose of the Securities except in accordance with (i) securities laws of Canada or pursuant to a Canadian prospectus or prospectus exemption under National Instrument 45-106 Prospectus and Registration Exemptions and (ii) securities laws of the United States, or other applicable jurisdiction, and the Purchaser acknowledges the Company shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian, United States or other securities laws. The Purchaser is purchasing the Units with investment intent and not with a view to distribution.

4.Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Securities at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

4.1Representations and Warranties. The accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the representations and warranties of the Company contained herein as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

4.2Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

4.3Compliance Certificate. The Chief Executive Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of Canada and the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5Certain Transaction Agreements. The Company and each Purchaser shall have executed and delivered the Registration Rights Agreement.

4.6Warrant. The Company shall have executed and delivered the Warrant to each Purchaser or to the Placement Agents on behalf of each Purchaser.

4.7Secretary’s Certificate. The Secretary of the Company shall have delivered to the Placement Agents, on behalf of the Purchasers at the Closing a certificate certifying (i) the articles of incorporation of the Company, as amended to date, (ii) the bylaws of the Company, and (iii) resolutions of the Board approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

4.8Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Securities to the Purchasers at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing.

5.3Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of Canada and the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement.

5.5Selling Stockholder Questionnaire. At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated on or before the Closing Date, including, but not limited to, a questionnaire in substantially the form attached hereto as Exhibit G (the “Selling Stockholder Questionnaire”).

6.Intentionally Omitted.

7.Miscellaneous.

7.1Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

7.2Placement Agent Fees. Each Purchaser acknowledges that it is aware that (i) Guggenheim has been retained by the Company as a Placement Agent and in such capacity will receive from the Company, in consideration of its services in respect of the transactions contemplated hereby, a cash commission equal to seven percent (7.00%) of the aggregate gross proceeds provided by investors, (ii) Ceros has been retained by the Company as a Placement Agent and in such capacity will receive from the Company, in consideration of its services in respect of the transactions contemplated hereby, a cash commission equal to six percent (6%) of the gross proceeds from the sale of the Units to Ceros investors and (iii) Leede Financial has been retained by the Company as a Placement Agent and in such capacity will receive from the Company, in consideration of its services in respect of the transactions contemplated hereby, a cash commission equal to a fixed cash fee of $50,000. Other Placement Agents may be retained by the Company or Ceros may retain registered broker-dealers to act as sub-agents; provided that the fees paid to other placement agents are no greater than seven percent (7%). Guggenheim shall be entitled to receive reimbursement of up to US $100,000, Ceros shall be entitled to receive reimbursement of up to US $30,000 of expenses incurred in connection with the Offering and Leede Financial shall be entitled to receive reimbursement of up to $10,000 if the Offering is not completed.

7.3Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. In that regard and notwithstanding anything contained herein to the contrary, each of the Placement Agents shall be a third-party beneficiary of the representations and warranties of the Company contained in Section 2 of this Agreement and the representations and warranties of the Purchasers contained in Section 3 of this Agreement.

7.4Governing Law; Dispute Resolution. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. EACH OF THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

7.5Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.7Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule of Purchasers, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.7. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Adam Johnson and to AdamJohnson@goodwinlaw.com.

Each Purchaser consents to the delivery of any notice to shareholders given by the Company by (i) electronic mail to the electronic mail address set forth on Exhibit B hereto (or to any other electronic mail address for the Purchaser in the Company’s records), (ii) posting on an electronic network together with separate notice to the Purchaser of such specific posting or (iii) any other form of electronic transmission directed to the Purchaser. This consent may be revoked by a Purchaser by written notice to the Company.

7.8Amendments and Waivers. Except as set forth in Section 1.3 of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities.

7.9Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements, the prevailing party shall be entitled to reasonable and documented attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.10Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.12Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.13No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.14Exculpation of the Placement Agents.

(a)Each party hereto agrees for the express benefit of the Placements Agents and their affiliates and representatives that none of the Placement Agents, their respective affiliates or representatives (i) has any duties or obligations other than those specifically set forth herein or in their respective engagement letters with the Company; (ii) shall be liable for any improper payment made in accordance with the information provided by the Company; (iii) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to this Agreement or the Transaction Documents or in connection with any of the transactions contemplated hereby and thereby; or (iv) shall be liable (A) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by this Agreement or any Transaction Document, or (B) for anything which any of them may do or refrain from doing in connection with this Agreement or any Transaction Document, except in each case for such party’s own gross negligence, willful misconduct or bad faith.

(b)The Placement Agents, their respective Affiliates and representatives shall be entitled to rely on, and shall be protected in acting upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Unit Purchase Agreement as of _________________, 2024.

COMPANY:

PROMIS NEUROSCIENCES INC.

By:
Name: Neil Warma
Title: Interim Chief Executive Officer

Address: Suite 200, 1920 Yonge Street
Toronto, Ontario M4S 3E2
Canada

SIGNATURE PAGE TO PROMIS NEUROSCIENCES INC.

UNIT PURCHASE AGREEMENT

By execution and delivery of this signature page, the undersigned is agreeing to become (i) a Purchaser, as defined in that certain Unit Purchase Agreement (the “Purchase Agreement”) by and among the Company (as defined in the Purchase Agreement) and the Purchasers (as defined in the Purchase Agreement), dated as of ____________1 __, 2024 and (ii) bound by the terms and conditions of the Agreement. Furthermore, by signing below, the undersigned is acknowledging having read the representations in the Purchase Agreement section entitled “Representations and Warranties of the Purchasers,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser as of the date indicated below and agrees to promptly notify the Company and the Placement Agents in writing to the extent that such representations and warranties are no long complete and accurate at any time prior to the closing of his/her/its investment.

PURCHASER:

For Individuals	For Entities

Name of Purchaser	Name of Purchaser

Signature of Purchaser	Signature of Authorized Person

Print Name of Authorized Person

Print Title of Authorized Person

AGGREGATE PURCHASE PRICE OF UNITS PURCHASED (MUST BE MULTIPLE OF U.S. $2.15 PER COMMON SHARE UNIT AND $2.14 PER PRE-FUNDED UNIT): U.S. $___________________

For Individuals and Entities

Street Address

City, State, Zip

E-Mail Address:

Facsimile number:

Cell/Mobile Number:

[1]	To be completed to reflect date of closing. Purchasers should not complete this.

SIGNATURE PAGE TO PROMIS NEUROSCIENCES INC. UNIT PURCHASE AGREEMENT

SIGNATURE PAGE TO PROMIS NEUROSCIENCES INC. UNIT PURCHASE AGREEMENT

EXHIBIT A

FORMS OF WARRANTS

[Exhibit A-1]

[Exhibit A-2]

[Exhibit A-3]

[Exhibit A-4]

EXHIBIT B

SCHEDULE OF PURCHASERS

To be populated at Closing

EXHIBIT C

DISCLOSURE SCHEDULE

EXHIBIT D

INVESTOR QUESTIONNAIRE

PROVIDED SEPARATELY

EXHIBIT E

INVESTOR PRESENTATION

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT

EXHIBIT G

SELLING STOCKHOLDER QUESTIONNAIRE